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                                                                      EXHIBIT 11

                             Cambridge Heart, Inc.
             Computation of Unaudited Pro Forma Net Loss Per Share
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                                                       For the three months ended June 30,     For the six months ended June 30,
                                                       -----------------------------------     ---------------------------------
                                                                      1996                                  1996
                                                                    --------                              --------
Net loss                                                          $ (985,768)                           $(1,652,234)
                                                                  ==========                            ===========

Weighted average shares outstanding:

a. Shares attributable to common stock
    outstanding                                                    3,219,716                              3,191,934

b. Shares attributable to certain common
     stock options (1)                                               426,864                                454,646

c. Shares attributable to the assumed conversion
     of Series A and B convertible preferred stock
     outstanding upon closing of initial public
     offering                                                      4,455,708                              4,455,708
                                                                  ----------                            -----------

Unaudited pro forma weighted average common and
  common equivalent shares outstanding                             8,102,288                              8,102,288
                                                                  ==========                            ===========

Unaudited pro forma net loss per share                            $    (0.12)                           $     (0.20)
                                                                  ==========                            ===========
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(1) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No.
    83, stock options issued during the twelve months prior to the Company's initial registration statement on Form S-1 have been included in the above computation as if outstanding for the entire period, even if such impact is anti-dilutive.